                      ARTICLES OF AMENDMENT AND RESTATEMENT

                                     OF THE

                            ARTICLES OF INCORPORATION

                                       OF

                               FOUR M CORPORATION


          Four M Corporation, a Maryland Corporation (hereinafter called the "Corporation") hereby certifies to the State Department of Assessments and Taxation of Maryland that:


          FIRST: The Corporation desires to amend and restate its Charter as currently in effect. Therefore, the Charter of the Corporation is hereby amended and restated by striking out in its entirety the existing Charter and substituting in lieu thereof the following:


                      ARTICLES OF AMENDMENT AND RESTATEMENT

                                     OF THE

                            ARTICLES OF INCORPORATION

                                       OF

                               FOUR M CORPORATION

     FIRST:    That the name of the corporation (which is hereinafter called the
"Corporation") is:
                               FOUR M CORPORATION

     SECOND:   The purposes for which the Corporation is formed are as follows:



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               (a)   To function as a full-service converter of corrugated
packaging materials and to undertake all activities and business endeavors related thereto or in furtherance thereof.

               (b) To construct, purchase, acquire and hold real and personal property, improved and unimproved, of every kind and description and to purchase, acquire and hold investments of all kinds and to engage in all kinds of business operations which may at any time be necessary or convenient for purposes of the Corporation.

               (c) To purchase, acquire, own, rent, develop, hire, hold, improve, build upon, sell, lease, convey, exchange, mortgage, transfer, subdivide, pledge or otherwise deal in land, real or leasehold property, and the rights, waters, easements, improvements and appurtenances.

               (d) To purchase, lease, hire or otherwise acquire, hold, construct, erect, improve, manage and operate plants, mills, factories, works, buildings, machinery, equipment, facilities and any other property or appliances which may appertain to or be useful in the conduct of any of the business of the Corporation.

               (e) To acquire by subscription, purchase, exchange or otherwise, to hold as an investment or for any other purpose, and to sell, exchange, pledge, mortgage, transfer or otherwise dispose of any bonds, notes, evidence of indebtedness, shares of stock or other securities or obligations of any kind issued or created by any other corporation of the State of Maryland, or of any other state or territory of the United States or of any foeign country; and to aid in any manner any corporation whose securities or obligations are so held, and to control or direct the operations of such corporations, and to do any act or thing designed to preserve, protect or improve the value of said securities and obligations, and the value of the property of such other corporations.

               (f) To purchase, lease, or otherwise acquire the property of every kind, including the business, good will, rights and franchises, of any corporation, partnership or individual carrying on the aforesaid business which this Corporation is authorized to carry on or any part of such business, and to undertake, guarantee, assume and pay indebtedness and liabilities thereof, and to pay for such property, business, good will, rights and franchises by the issue of stock or other securities of the Corporation or otherwise, in the manner provided by law.

               (g) To borrow or raise money for any of the purposes of the Corporation and to issue bonds, debentures, notes or other obligations of any nature, in any manner permitted by law for money so borrowed or in payment for any property purchased, or for any other lawful consideration, and to secure the payment thereof, and of the interest thereon, by mortgage upon, or pledge or conveyance or assignment in trust of, the whole or party of the property of the Corporation, real or personal, including contract rights, whether at the time owned or thereafter acquired; and to sell, pledge, discount or otherwise dispose of such bonds, notes or other obligations of the Corporation.


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               (h)  To guarantee the debts of its subsidiaries and to secure the performance of such guarantees by mortgage upon, or pledge or conveyance or assignment in trust of, the whole or part of the property of the Corporation, real or personal, including contract rights, whether at the time owned or thereafter acquired.

               (i) To do all and every thing necessary, suitable, convenient or proper for the conduct, promotion and attainment of any of the businesses and purposes herein specified or which at any time may be incidental thereto or may appear conducive to or expedient for the accomplishment of any of such businesses and purposes and which might be engaged in or carried on by a corporation incorporated or organized under the Maryland General Corporation Law, and to have and exercise all of the powers conferred by the laws of the State of Maryland upon corporations incorporated or organized under the Maryland General Corporation Law.

     THIRD:    The post office address of the principal office of the
Corporation in this State is c/o The Prentice-Hall Corporation System, Maryland, 11 East Chase Street, Baltimore MD 21202. The resident agent of the Corporation is The Prentice-Hall Corporation System, Maryland, whose post office address is 11 East Chase Street, Baltimore, MD 21202.

     FOURTH:   The total number of shares of stock which the Corporation has authority to issue is ten million (10,000,000) shares of the par value of Twelve and One-Half Cents ($.125), all of which shares are of one class and are designated common stock. The aggregate par value of all shares is One Million Two Hundred Fifty Thousand Dollars ($1,250,000).

     FIFTH:    The following provisions are hereby adopted for the purpose of defining, limiting and regulating the powers of the Corporation and of the directors and stockholders:

               (a) The Board of Directors shall have power, from time to time, to fix and determine and to vary the amount of working capital of the Corporation; to determine whether any, what part, of the surplus of the Corporation or of the net profits arising from its business shall be declared in dividends and paid to the stockholders, subject, however, to the provisions of the Articles of Incorporation, and to direct and determine the use and disposition of any of such surplus or net profits. The Board of Directors may in its discretion use and apply such surplus or net profits in purchasing or acquiring any of the shares of the stock of the Corporation, or any of its bonds or other evidence of indebtedness, to such extent and in such manner and upon such lawful terms as the Board of Directors shall deem expedient.

               (b) The Corporation (1) shall indemnify its directors to the full extent provided by the General Corporation Law of the State of Maryland now or hereafter in force, including the advance of expenses under the procedures provided by such laws; and (2) may indemnify such of its officers to such extent as shall be authorized by the Board of Directors and be consistent with law.
The foregoing shall not limit the authority of the Corporation to indemnify other employees and agents consistent with law. Any modification


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of this provision shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

               (c) No holders of any shares of the stock of the Corporation shall have any pre-emptive right to purchase, subscribe for or otherwise acquire any shares of stock of the Corporation of any class now or hereafter authorized, or any securities exchangeable for or convertible into such shares, or any warrants or other instruments evidencing rights or options to subscribe for, purchase or otherwise acquire such shares.

     SIXTH:    The duration of the Corporation shall be perpetual.

     SEVENTH: The Corporation shall be managed under the direction of its Board of Directors, currently consisting of nine (9) members.

          SECOND: The amendment and restatement of the charter of the Corporation herein made was approved by the Board of Directors of the Corporation by a unanimous written consent dated as of August 26, 1996 and by the holder of all of the stock entitled to be voted on the matter by consent dated as of August 27, 1996.

          THIRD: The provisions set forth in the above Articles of Amendment and Restatement are all of the provisions of the Corporation's Charter currently in effect as hereby amended.


          FOURTH: The current address of the principal office of the Corporation is c/o The Prentice-Hall Corporation System, Maryland, 11 East Chase Street, Baltimore, MD 21202. The resident agent of the Corporation is The Prentice-Hall Corporation System, Maryland, whose post office address is 11 East Chase Street, Baltimore, MD 21202..

          FIFTH: The Corporation currently has nine directors; the directors currently in office are: Dennis Mehiel, Chris Mehiel, Timothy D. McMillin, Clinton G. Ames, James Armenakis, Lawrence A. Bishop, Samuel B. Guren, John Nevin, and Thomas Uleau.


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          SIXTH:  These Articles of Amendment and Restatement do not increase the authorized stock of the Corporation or the aggregate par value of such authorized stock.


          IN WITNESS WHEREOF, Four M Corporation has caused these Articles to be signed in its name and on its behalf by its Chairman of the Board, Dennis Mehiel, and attested by its Secretary, Harvey L. Friedman, on the 27th day of August, 1996.

          The undersigned Chairman of the Board acknowledges these Articles of Amendment and Restatement to be the corporate act of the Corporation and states that, to the best of his knowledge, information and belief, the matters and facts set forth herein with respect to the authorization and approval hereof are true in all material respects and that this statement is made under the penalties of perjury.

ATTEST:                            FOUR M CORPORATION


/s/ Harvey L. Friedman            By: /s/ Dennis Mehiel
- -------------------------             -------------------------------------
Harvey L. Friedman, Secretary           Dennis Mehiel, Chairman of the Board
                                        (Principal Executive Officer)



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